Exhibit 10.20

                              EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT  ("Agreement") is made as of December 10, 1998, by and
between   CHADMOORE   WIRELESS  GROUP,   INC.,  a  Colorado   corporation   (the
"Corporation"), and Rick D. Rhodes (the "Employee").

                               W I T N E S S E T H
WHEREAS, the Employee has been serving the Corporation in the capacity of Senior Vice President and Chief Regulatory Officer, and both the Corporation and the Employee desire to continue their relationship, subject to the terms and conditions contained herein.
         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, agree to the following terms and conditions, which shall be effective from and after the date hereof:


1.       RETENTION, TERM AND DUTIES
         1.1 Retention. The Company hereby employs the Employee as Senior Vice President and Chief Regulatory Officer and the Employee hereby accepts such employment, upon the terms and subject to the conditions of this Agreement.
         1.2 Term. The term of employment of the Employee by the Company shall be for the period commencing on September 15, 1998 (the "Commencement Date") and ending on September 15, 2000, (the "Term"), unless this Agreement is sooner terminated pursuant to Section 5 herein. Notwithstanding anything contained herein to the contrary, the term of employment will be automatically extended for successive one (1) year periods commencing September 15, 2000 (referred to below as an "Extended Term"), unless either party to this Agreement elects to terminate this agreement by providing notice pursuant to Section 12 hereof of such election to the other party during the thirty (30) day period commencing prior to the expiration of the then applicable Term or Extended Term.
         1.3 Duties. The Employee shall be Senior Vice President and Chief Regulatory Officer of the Corporation, with duties and responsibilities commensurate with such positions. The Employee shall report to the Corporation's President and Chief Executive Officer. The Employee shall perform the duties regularly associated with this position at the Corporation's corporate headquarters in Las Vegas, Nevada. Any change in Employee duties or work location shall be mutually agreed upon by Corporation and Employee.

2.       SCOPE OF SERVICES
                  Services. The Employee agrees that he or she shall perform their services to the best of their ability. During the term of this Agreement the Employee shall not render any services for others in any line of business in which the Corporation or its subsidiaries are significantly engaged without first obtaining the Corporation's written consent; and they shall devote their full business time, care, attention and best efforts to the Corporation's business.

3.       COMPENSATION
         3.1 Base. The Corporation shall pay to the Employee an annual base salary of $110,000.00 (the "Base Compensation"), payable in equal installments (in accordance with the Corporation's standard practices, but no less often than semi-monthly) subject to all withholding for income, FICA and other similar taxes, to the extent required by applicable law. Salary for a portion of any period will be prorated. The Company agrees to provide an annual written performance review of the Employee by the Employee's direct supervisor, and to subsequently review the then current Base Salary of the Employee. Said Base Salary may be adjusted by the supervisor, subject to the concurrence of the President and/or the Board of the Company or the Compensation Committee (if any), at the sole discretion of the Company.
         3.2 Bonus. In addition to the Base Compensation payable to the Employee pursuant to Section 3.1 hereof, the Corporation (i) shall pay to the Employee as a result of the Employee's services the amount set forth in Exhibit A hereto in accordance with the performance standards set forth in such Exhibit A, and (ii) may pay any additional amounts as, in the discretion of the Corporation's Board of Directors or the Compensation Committee (if any), it may desire as a result of the Employee's services.

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         3.3 Employee  Stock Option Plan.  In addition to the Base  Compensation payable to the Employee pursuant to Section 3.1 hereof, and the Bonus payable to the Employee pursuant Section 3.2 hereof, the Corporation shall issue to the Employee 250,000 stock options as per their original employment offer. The Corporation may issue additional stock options as, in the discretion of the Corporation's Board of Directors or the Compensation Committee, (if any), it may desire as a result of the Employee's services.

4.       OTHER BENEFITS
         4.1 Insurance Benefits. The Employee shall be entitled to participate in all other employee benefit programs of the Company in effect from time to time, on the same availability and basis as other employees of a similar level of employment, as determined at the sole discretion of the Company or as required by applicable laws, subject to a determination of eligibility under the terms of said plan in accordance with its respective terms. The Company maintains the exclusive right, at its sole discretion, to change, alter, modify, or eliminate any or all of said employee benefits at any time. Upon termination of Employment for any reason, the Employee may, at the Employee's discretion, elect to acquire any desired benefit plans which are convertible to the Employee as per the terms and conditions of the particular benefit plan(s), consistent with applicable Company policies, and all federal, state, and local laws, including COBRA.
         4.2 Expenses. To the extent not otherwise reimbursed under this Agreement, the Corporation shall reimburse the Employee for all reasonable and customary expenses which the Employee shall incur in connection with the Employee's services to the Corporation or any subsidiary pursuant to this Agreement. All additional benefits are to be authorized by and subject to approval by the Corporation's Board of Directors.
         4.3 Vacation; Sick Leave. The Corporation shall provide to the Employee such paid vacation and paid sick leave as outlined in the Corporation's Associate Managed Time Off (AMTO) Policy which do not materially interfere with the Employee's performance of his obligations hereunder.

5.       TERMINATION
This Agreement may be terminated prior to the Expiration Date only in accordance with the following provisions:
         5.1 Death. In the event of the Employee's death, the Employee's employment with the Company shall be deemed to be terminated as of the date of death. Upon death, the Employee's estate or other legal representative shall be entitled to receive any Base Salary installments which are accrued and unpaid at that time. All other compensation or benefits shall cease at the date of death, except for any prior vested amount due the Employee under any benefit program of the Company in which the Employee was enrolled, and such other benefits as may be maintained by the spouse and/or dependents of the Employee as per the terms and conditions of the particular benefit plan(s), consistent with applicable Company policies, and all federal, state, and local laws, including COBRA.
         5.2 Termination by the Company. Company may terminate the Employee's employment hereunder, by delivering to the Employee a Notice of Termination (defined hereinafter), as follows:
         i) At will, without cause, during the first ninety (90) days of continuous employment with the corporation, without additional employment or severance remuneration. ii) At will, without cause, at any time after the first ninety (90) days of continuous employment, with payment of twelve (12) months of Base Salary as severance remuneration. All Employee Options granted to employee shall immediately vest upon the date of termination at will, without cause.
         iii) For cause, at any time during employment, without additional remuneration or severance, with cause having any of the following meanings:
                 (a) the Employee having been convicted of any felony or other crime involving moral turpitude;
                 (b) the use of narcotics or alcohol to the extent which materially impairs the Employee's performance of his or her duties;
                 (c) malfeasance or gross negligence by the Employee in the performance of his or her duties;
                 (d) a material violation by the Employee of any provision of this Agreement;
                 (e) willful or gross misconduct by the Employee materially injurious to the Company.
         5.3 Voluntary Termination. Employee may voluntarily terminate his or her employment with the Company at any time, with a minimum of thirty (30) days of notice, by giving the Company a Notice of Termination (defined hereinafter). If the Employee voluntarily terminates his or her Employment with the Company under this Agreement, the Employee shall not receive additional remuneration, but shall receive pay only for days worked, but not yet paid through the last day worked. In the event Employee voluntarily terminates

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employment  due to  inability  of Company  to meet  payroll  obligations  for 31 consecutive days, all employee stock options and/or stock appreciation rights granted to employee will vest at date of termination. Also, the Employee may, in his or her discretion, elect to acquire or assume any desired benefit plans which are convertible to the Employee, as per the terms and conditions of the benefit plan, consistent with applicable Company policies, and as per all applicable federal, state and local laws, statutes, or ordinances, including COBRA.

         5.4 Termination Following Change of Ownership. If this Agreement is terminated by either party within one year following a "change in the ownership" (as defined below) of the Corporation, and in lieu of the benefits provided for in Section 5.2(ii), Corporation shall pay to Employee a lump sum payment equal to 2.99 times the average annual compensation paid by the Corporation and includable by Employee in his gross income during the lesser of (i) the period of time employed by the Corporation or (ii) the five tax years ended prior to the tax year in which such change of ownership or control occurs, and all Employee Stock Options shall immediately and irrevocably vest . For purposes of this Section 5.4, a "change in the ownership" of the Corporation will be deemed to have occurred upon: (i) completion of a transaction resulting in a consolidation, merger, combination or other transaction in which the common stock of the Corporation is exchanged for or changed into other stock or securities, cash and/or any other property and the holders of the Corporation's common stock immediately prior to completion of such transaction are not, immediately following completion of such transaction, the owners of at least a majority of the voting power of the surviving entity, (ii) a tender or exchange offer by any person or entity other than Employee and/or his affiliates for fifty percent (50%) of the outstanding shares of common stock of the Corporation is successfully completed, (iii) the Corporation has sold all or substantially all of the Corporation's assets, (iv) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constituted the board of directors of the Corporation (together with any new or replacement directors whose election by the board of directors, or whose nomination for election, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for reelection was previously so approved) cease for any reason to constitute a majority of the directors then in office, and (v) any other event resulting in a change in the ownership of the Corporation. Notwithstanding anything contained herein to the contrary, the payment by Corporation to Employee pursuant to this Section 5.4 shall be reduced to the extent necessary to prevent any portion of such payment to be characterized as an excess parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended, or any successor provision thereof, which may be applicable to a payment pursuant to this Section 5.4.
         5.5 Notice of Termination. For purposes of this Agreement, the term "Notice of Termination" shall mean a written document delivered to the Employee (if termination is by the Company) or to the Company (if a voluntary termination by the Employee), which shall specify the section of this Agreement under which the termination occurs. Termination shall be effective on the date that the Notice of Termination is effective, or any date specified by the Company (if termination is by the Company). Notwithstanding the foregoing, the Notice of Termination shall be effective immediately upon termination for "cause."

6.       INDEMNIFICATION AND INSURANCE
         6.1 Obligation. The Corporation shall indemnify and hold harmless, and in any action, suit or proceeding, defend the Employee (with the Employee having the right to use counsel of his choice) against all expenses, costs, liabilities and losses (including attorneys' fees, judgments and fines, and amounts paid or to be paid in any settlement) (collectively "Indemnified Amounts") reasonably incurred or suffered by the Employee in connection with the Employee's service as an employee of the Corporation or any affiliate to the full extent permitted by the By-laws of the Corporation as in effect on the date of this Agreement, or, if greater, as permitted by the general corporation law of the jurisdiction of the Corporation's incorporation (the "GCL"), provided that the indemnity afforded by the Corporation's By-laws shall never be greater than permitted by the GCL. The Company shall advance on behalf of Employee all Indemnified Amounts as they are incurred. To the extent a change in the GCL (whether by statute or judicial decision) permits greater indemnification than is now afforded by the By-laws and a corresponding amendment shall not be made in said By-laws, it is the intent of the parties hereto that the Employee shall enjoy the greater benefits so afforded by such change.
         6.2 Determination. A determination that indemnification with respect to any claims by the Employee pursuant to this Section 6 is proper shall be made by independent legal counsel selected by the Board of Directors of the Corporation and set forth in a written opinion furnished by such counsel to the Board of Directors, the Corporation and the Employee. In the event it is determined by such counsel that Employee is not entitled to indemnification pursuant to this
Section 7 (and if contested by Employee,  such determination is confirmed by the

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final non-appealable order of a court of competent jurisdiction),  or if a court of competent jurisdiction determines in a final non-appealable order that Employee is not entitled to indemnification pursuant to this Section 6, Employee hereby undertakes that he or she shall promptly reimburse the Company for all such advances of Indemnified Amounts made by the Company on Employee's behalf.
         6.3  Notice  of  Claims.   The  Employee  shall  advise   promptly  the
Corporation in writing of the institution of any action, suit or proceeding which is or may be subject to this Section 6, provided that Employee's failure to so advise the Corporation shall not affect the indemnification provided for herein, except to the extent such failure has a material and adverse effect on the Corporation's ability to defend such action, suit or proceeding.
         6.4 Indemnification Insurance. The Employee shall be covered by insurance, to the same extent as other employees of the Corporation are covered by insurance, with respect to (a) directors and officers liability, (b) errors and omissions, and (c) general liability insurance. The Corporation shall maintain reasonable and customary insurance of the type specified in parts (b) and (c) in the preceding sentence. The Employee shall be a named insured or additional insured, without right of subrogation against him or her, under any policies of insurance carried by the Corporation. The Corporation will, in good faith, make efforts to maintain insurance coverage of the type specified in part
(a) above at commercially reasonable rates, but the failure to obtain such coverage shall not constitute a breach of the Corporation's obligations hereunder.

7.       CONFIDENTIAL INFORMATION: NONDISCLOSURE, ETC.
         7.1 Confidentiality. Except as may be in furtherance of the Employee's performance of his functions as the Corporation's Chief Regulatory Officer (including, without limitation, in connection with acquisitions, dispositions, financings and other significant corporate transactions, developments or planning which involve the participation of third parties) or otherwise with the consent of the Board of Directors, the Employee shall not, throughout the Term of this Agreement and thereafter, disclose to any third party, or use or authorize any third party to use, any material information relating to the material business or interests of the Corporation (or any of its subsidiaries) which Employee knows to be confidential and valuable to the Corporation or any of its subsidiaries (the "Confidential Information"). The Confidential Information is and will remain the sole and exclusive property of the Corporation, and, during the Term of this Agreement, the Confidential Information, when entrusted to the Employee's custody, shall be deemed to remain at all times in the Corporation's sole possession and control.
         7.2 Return of Documents. Upon termination of this Agreement for any reason whatsoever, or whenever requested by the Board of Directors of the Corporation, the Employee shall return or cause to be returned to the Corporation all of the Confidential Information or any other property of the Corporation in the Employee's possession or custody or at his or her disposal, which he or she has obtained or been furnished, without retaining any copies thereof.

8.       NON-COMPETITION
         8.1 Restriction.  Subject to Section 2 hereof,  the Employee shall not,
(i) throughout the Term or Extended Term of this Agreement, as the case may be, and (ii) for a period of 12 months thereafter, in each case without the Corporation's prior written consent, render services to a business, or plan for or organize a business, which is materially competitive with the Corporation or of any of its subsidiaries by becoming an owner, officer, director, shareholder (owning more than 4.9% of such business' equity interests), partner, associate, employee, agent or representative or consultant or serve in any other capacity in any such business.
         8.2 Trade Secrets. Subject to Section 2 hereof, all ideas and improvements which are protectable by patent or copyright or as trade secrets, conceived or reduced to practice (actually or constructively) during the Term of this Agreement by the Employee, shall be the property of the Corporation; provided, however, that the provisions of this Section 8.2 shall not apply to an invention for which no equipment, supplies, facility or trade secret information of the Corporation was used and which was developed entirely on the Employee's own time, and (a) which does not relate to (i) the business of the Corporation or any of its subsidiaries or (ii) the actual or demonstrably anticipated research or development by the Corporation of any of its subsidiaries or (b) which does not result from any work performed by the Employee pursuant to this Agreement.

         9.       REMEDIES
                  9.1 Arbitration. In the event of any dispute or controversy arising under, out of or relating to this Agreement or the breach hereof other than under Section 7 or 8 hereunder for which the Corporation may seek injunctive relief, it shall be determined by arbitration in Las Vegas, Nevada to be heard by a single arbitrator

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chosen by the Corporation and the Employee, provided that if the Corporation and the Employee cannot agree on a single arbitrator, each shall select one arbitrator and the arbitrators so selected shall select a third arbitrator, and the panel of three arbitrators shall determine the dispute. The arbitration is to commence within four (4) weeks after service of demand for arbitration by either party, and each party shall have the right to make one document request on the other party prior to commencement of the arbitration proceeding, but no other discovery shall be conducted other than that which is agreed upon in writing by both parties. Such arbitration and any award made therein shall be binding upon the Corporation and the Employee.
         9.2 Injunctive Relief. The Employee acknowledges and agrees that any material breach which occurs or which is threatened of Section 7 or 8 hereof shall cause substantial and irreparable damage to the Corporation in an amount and of a character difficult to ascertain. Accordingly, in addition to any other relief to which the Corporation may otherwise be entitled at law, in equity or by statute, or under this Agreement, the Corporation shall also be entitled to seek such immediate temporary, preliminary and permanent injunctive relief on such breach or threatened breach of Section 7 or 8 hereof as may be granted through appropriate proceedings.
         9.3 Fees. If any action at law or in equity or arbitration is necessary to enforce or interpret the terms and conditions of this Agreement, the prevailing party shall be entitled to reasonable attorney's, accountant's and expert's fees, costs and necessary disbursements in addition to any other relief to which it or he may be entitled. As used in this Section 9.3, the term prevailing party shall include, but not be limited to, any party against whom a
cause  of  action,   demand   for   arbitration,   complaint,   cross-complaint,
counterclaim, cross-claim or third party complaint is voluntarily dismissed, with or without prejudice.

10.      NOTICES
         All notices required or permitted hereunder shall be in writing and shall be delivered in person, by facsimile, telex or equivalent form of written communication, or sent by certified or registered mail, return receipt requested, postage prepaid, as follows:

         To Corporation:
         Chadmoore Wireless Group, Inc.
         2875 E. Patrick Lane, Suite G
         Las Vegas, Nevada  89120
         Attention:  President
         Fax: 702-740-5646

         To the Employee:
         Rick D. Rhodes
         16 Stone Cress
         Henderson, NV.  89014

or such other party and/or address as either party may designate in a written notice delivered to the other party in the manner provided herein. All notices required or permitted hereunder shall be deemed duly given and received on the date of delivery, if delivered in person or by facsimile, telex or other equivalent written telecommunication, or on the seventh day next succeeding the date of mailing if sent by certified or registered mail.

11.      FURTHER ACTION
         The Corporation and the Employee each agrees to execute and deliver such further documents as may be reasonably necessary by the other in order to give effect to the intentions expressed in this Agreement.

12.      HEADING; INTERPRETATIONS
         The headings and captions used in this Agreement are for convenience only and shall not be construed in interpreting this Agreement.

13.      ASSIGNABILITY
         a) By Company. This Agreement is binding upon, and shall inure to the benefit of the Company, and any successors or assigns, and may be assigned in whole or in part by the Company, its successors and assigns.

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         b) By Employee. This Agreement is a personal services contract, and the
Employee may not assign this Agreement, or any part hereof, without the prior, written consent of the Company, which consent may be withheld for any reason.

14.      ENTIRE AGREEMENT
         This Agreement contains the entire agreement and understanding of the parties with respect to the matters herein, and supersedes all existing negotiations, representations or agreements and all other oral, written and other communications between them concerning the subject matter of this Agreement, except in the event of change in control.

15.      AMENDMENTS
         This Agreement may be amended or modified in whole or in part only by an agreement in writing signed by the Corporation and the Employee.

16.      WAIVER AND SEVERABILITY
         The waiver by either party of a breach of any terms or conditions of this Agreement shall not operate or be construed as a waiver of any subsequent breach by such party. In the event that one or more provisions of this Agreement shall be declared to be invalid, illegal or unenforceable under any law, rule or regulation, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the other provisions of this Agreement.

17.      GOVERNING LAW
         This Agreement and the rights of the parties under it shall be governed by and construed in accordance with laws of the State of Nevada, including all matters of construction, validity, performance and enforcement and without giving effect to the principles of conflict of laws, except that matters of corporate law and governance shall be governed by and construed in accordance with the laws of the State of Nevada.

18.      COUNTERPARTS
         This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed Agreement as of the day and year first above written.

         EMPLOYEE

          /s/Rick D. Rhodes
         -------------------
             Rick D. Rhodes



         CHADMOORE COMMUNICATIONS, INC.


         By:  /s/Robert W. Moore
            ----------------------
              Robert W. Moore

         Title:  President
               -------------------





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                                   EXHIBIT "A"

                    Other Provisions to Employment Agreement






As per the original offer letter, annual bonus shall equate to $40,000.00 at 100% achievement





























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